Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and
“Financial Statements” in the Proxy Statement/Prospectus and “Information Incorporated
by Reference” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated December 18,
2009, with respect to the financial statements and financial highlights of the LargeCap
Blend Fund I and the LargeCap S&P 500 Index Fund of the Principal Funds, Inc. in this
Registration Statement under the Securities Act of 1933 (Form N-14), filed with the
Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
April 5, 2010